UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2005, Briggs & Stratton Power Products Group, LLC and Briggs & Stratton Canada, Inc., which are wholly-owned subsidiaries of Briggs & Stratton Corporation, (collectively “Briggs”) executed an Asset Purchase Agreement (the “APA”) with Murray, Inc. and Murray Canada Co. (collectively “Murray”).

Asset Purchase Agreement

The APA provides for the purchase by Briggs of substantially all of the Murray assets in the United States and Canada, excluding real estate located in the United States, for an aggregate purchase price of $125 million. The final closing of this transaction remains subject to, among other things, approval by the United States Bankruptcy Court for the Middle District of Tennessee (the “Bankruptcy Court”), which is overseeing Murray’s reorganization under Title 11 of the U.S. Bankruptcy Code, and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Bankruptcy Court has scheduled a hearing on the APA for January 31, 2005. The APA contains customary representations, warranties and closing conditions, and provides that the purchase price of $125 million is subject to adjustment for the Murray working capital at closing.

Transition Supply Agreement

In a transition supply agreement (“TSA”) attached to the APA, Briggs has the right after the closing to purchase finished lawn, garden and snow products from Murray.

Under the anticipated terms of the TSA, Murray will provide Briggs finished goods for a period of up to eighteen (18) months following the closing of the APA. Briggs will be Murray’s sole customer following the closing of the APA. The price which Briggs will pay for the finished goods purchased under the TSA is generally the cost incurred by Murray in producing those goods. The TSA provides that Briggs will make purchase price advances to Murray on a monthly basis. These advances in turn will be used by Murray to produce finished goods for Briggs. Upon termination or expiration of the term of the TSA, if Murray does not elect to continue its business, Briggs will be obligated to remit to Murray a termination payment to fund certain unrecovered costs of Murray incurred by Murray during its period of operation under the TSA. The termination payment would also fund certain wind-down costs and expenses incurred by Murray as a result of the termination or expiration of the TSA.

A copy of the significant exhibits are attached hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

(c) Exhibits. The following exhibits are being furnished herewith:

10.1	Asset Purchase Agreement, dated January 25, 2005, by and among Briggs & Stratton Power Products Group, LLC, Briggs & Stratton Canada Inc., Murray, Inc. and Murray Canada Co.

10.2	Form of Transition Supply Agreement to be entered by Briggs & Stratton Power Products Group, LLC and Murray, Inc. upon closing of the Asset Purchase Agreement.

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: January 28, 2005	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated January 25, 2005, by and among Briggs & Stratton Power Products Group, LLC, Briggs & Stratton Canada Inc., Murray, Inc. and Murray Canada Co.

10.2	Form of Transition Supply Agreement to be entered by Briggs & Stratton Power Products Group, LLC and Murray, Inc. upon closing of the Asset Purchase Agreement.

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